Exhibit 99.1
Contact Info:    Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces First Quarter Financial Results

LOWELL, MA, April 23, 2024 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (NASDAQ: EBTC), parent of Enterprise Bank, announced its financial results for the three months ended March 31, 2024. Net income amounted to $8.5 million, or $0.69 per diluted common share, for the three months ended March 31, 2024, compared to $7.9 million, or $0.64 per diluted share, for the three months ended December 31, 2023 and $10.8 million, or $0.88 per diluted share, for the three months ended March 31, 2023.

Selected financial results at or for the three months ended March 31, 2024, were as follows:
•The returns on average assets and average equity were 0.75% and 10.47%, respectively.
•Tax-equivalent net interest margin (non-GAAP) ("net interest margin") was 3.20%.
•Total loans increased 2.4% compared to December 31, 2023.
•Total deposits increased 3.2% compared to December 31, 2023.
•Wealth assets under management and administration amounted to $1.37 billion and increased 4.0% compared to December 31, 2023.

Chief Executive Officer Jack Clancy commented, "The first quarter of 2024 had solid net income with strong loan and deposit growth. Higher deposit costs and the inverted yield curve continued to be a headwind resulting in a net interest margin of 3.20%. We remain well positioned with a strong balance sheet that is centered around a high-quality loan portfolio, a conservative credit and reserve culture and favorable liquidity, core deposit funding and capital." Executive Chairman & Founder George Duncan added, "Despite the higher interest rates, our markets remain economically healthy, and we continue to opportunistically add new loan, deposit and wealth management customers. I was particularly pleased with the 3% growth in total deposits."

Net Interest Income
Net interest income for the three months ended March 31, 2024, amounted to $35.2 million, a decrease of $4.8 million, or 12%, compared to the three months ended March 31, 2023. The decrease was due primarily to an increase in deposit interest expense of $11.3 million which was driven by an increase in the cost of funds and changes in deposit mix, partially offset by an increase in loan interest income of $9.3 million due to loan growth and higher market interest rates.

Net Interest Margin
Three months ended – March 31, 2024, compared to December 31, 2023

Net interest margin was 3.20% for the three months ended March 31, 2024, compared to 3.29% for the three months ended December 31, 2023.

Net interest margin compared to the prior quarter was impacted by the following factors:
•Average other interest-earning assets decreased $86.1 million, or 50%, while the yield increased 6 basis points.
•Average loan balances increased $140.2 million, or 4%, and the tax-equivalent yield increased 10 basis points.
•Average total deposits decreased $45.5 million, or 1%, while the yield increased 18 basis points.
•Average borrowed funds increased $56.1 million and the yield was 4.38%, an increase of 214 basis points from previously low levels.

Three months ended – March 31, 2024, compared to March 31, 2023

Net interest margin was 3.20% for the three months ended March 31, 2024, compared to 3.76% for the three months ended March 31, 2023.

Net interest margin compared to the prior year quarter was impacted by the following factors:
•Average other interest-earning assets decreased $112.7 million, or 57%, while the yield increased 97 basis points.
•Average investment securities decreased $173.7 million, or 19%, and the tax-equivalent yield decreased 8 basis points.
•Average loan balances increased $407.3 million, or 13%, and the tax-equivalent yield increased 44 basis points.
•Average total deposits increased $27.3 million, or 1%, and the yield increased 111 basis points.
•Average borrowed funds increased $60.4 million and the yield was 4.38%, an increase of 281 basis points from previously low levels.

The decrease in net interest margin over the respective periods was due primarily to increases in funding costs, partially offset by increases in loan yields and other interest earning asset yields as well as loan growth. Yields on loans and other interest earning assets were positively impacted by the increases of 525 basis points in the federal funds rate from March 2022 through July 2023. During the current quarter, funding costs were impacted primarily by higher market interest rates, increased competition for deposits and changes in deposit mix as depositors sought higher yielding money market and certificate of deposit products.

Provision for Credit Losses
The provision for credit losses for the three months ended March 31, 2024, amounted to $622 thousand, compared to $2.7 million for the three months ended March 31, 2023. The provision expense for the first quarter of 2024 resulted primarily from growth in the Company's loan portfolio and a $1.6 million increase in reserves on individually evaluated loans, due primarily to the addition of one commercial construction loan which was credit downgraded, partially offset by the impact of an improved economic forecast in our allowance for credit loss ("ACL") model and a decrease in off-balance sheet commitments.

Non-Interest Income
Non-interest income for the three months ended March 31, 2024, amounted to $5.5 million, an increase of $738 thousand, or 16%, compared to the three months ended March 31, 2023. The increase in non-interest income was due primarily to increases in gains on equity securities of $481 thousand, wealth management fees of $263 thousand and income on bank-owned life insurance of $151 thousand.

Non-Interest Expense
Non-interest expense for the three months ended March 31, 2024, amounted to $28.9 million, an increase of $868 thousand, or 3%, compared to the three months ended March 31, 2023. The increase in non-interest expense was due primarily to increases in salaries and benefits expense of $655 thousand and deposit insurance premiums of $184 thousand.

Balance Sheet
Total assets amounted to $4.62 billion at March 31, 2024, compared to $4.47 billion at December 31, 2023, an increase of $158.0 million, or 4%.

Total interest-earning deposits with banks, which consist of overnight and short-term investments, amounted to $106.4 million at March 31, 2024, compared to $19.1 million at December 31, 2023. The increase of $87.2 million was due primarily to increases in deposits and borrowed funds, partially offset by loan growth.

Total investment securities at fair value amounted to $652.0 million at March 31, 2024, compared to $668.2 million at December 31, 2023. The decrease of $16.1 million, or 2%, was largely attributable to principal pay-downs, calls and maturities during the three months ended March 31, 2024. Unrealized losses on debt securities amounted to $105.6 million at March 31, 2024, compared to $102.9 million at December 31, 2023, an increase of $2.8 million, or 3%. At March 31, 2024, management determined that no ACL for available-for-sale securities was necessary.

Total loans amounted to $3.65 billion at March 31, 2024, compared to $3.57 billion at December 31, 2023. The increase of $86.7 million, or 2%, was due primarily to an increase in commercial real estate loans of $94.9 million.

Total deposits amounted to $4.11 billion at March 31, 2024, compared to $3.98 billion at December 31, 2023. The increase of $128.6 million, or 3%, was due primarily to increases in money market and certificate of deposit balances of $66.2 million and $61.1 million, respectively.

Total borrowed funds amounted to $63.2 million at March 31, 2024, compared to $25.8 million at December 31, 2023. The increase of $37.5 million, or 145%, was from an increase in advances used to support the Company's operations.

Total shareholders' equity amounted to $333.4 million at March 31, 2024, compared to $329.1 million at December 31, 2023. The increase of $4.3 million, or 1%, was due primarily to an increase in retained earnings of $5.6 million, partially offset by an increase in the accumulated other comprehensive loss of $2.1 million.

Credit Quality
Selected credit quality metrics at or for the three months ended March 31, 2024, compared to December 31, 2023, were as follows:
•The ACL for loans amounted to $60.7 million, or 1.66% of total loans, compared to $59.0 million, or 1.65% of total loans.
•The reserve for unfunded commitments (included in other liabilities) amounted to $5.9 million, compared to $7.1 million.
•Non-performing loans amounted to $18.5 million, or 0.51% of total loans, compared to $11.4 million, or 0.32% of total loans. The increase in non-performing loans resulted primarily from one individually evaluated commercial construction loan which was credit downgraded and moved to non-accrual in the first quarter of 2024, as noted above.

Annualized net charge-offs to average total loans remained low and amounted to 0.01% for the three months ended March 31, 2024, compared to annualized net recoveries to average total loans of 0.01% for the three months ended March 31, 2023.

Wealth Management
Wealth assets are not carried as assets on the Company's consolidated balance sheets.

Wealth assets under management amounted to $1.11 billion at March 31, 2024, an increase of $27.3 million, or 3%, compared to December 31, 2023.

Wealth assets under administration amounted to $268.1 million at March 31, 2024, an increase of $25.7 million, or 11%, compared to December 31, 2023, resulting primarily from an increase in market values as well as net asset growth.

About Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 138 consecutive profitable quarters. Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, electronic and digital banking options, as well as wealth management, and trust services. The Company's headquarters and Enterprise Bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company's primary market area is the Northern Middlesex, Northern Essex, and Northern Worcester counties of Massachusetts and the Southern Hillsborough and Southern Rockingham counties in New Hampshire. Enterprise Bank has 27 full-service branches located in the Massachusetts communities of Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster, Lexington, Lowell (2), Methuen, North Andover, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Londonderry, Nashua (2), Pelham, Salem and Windham.

Forward-Looking Statements
This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," "could," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties, and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, the impact on us and our customers of a decline in general economic conditions and any regulatory responses thereto; potential recession in the United States and our market areas; the impacts related to or resulting from bank failures and any continuation of uncertainty in the banking industry, including the associated impact to the Company and other financial institutions of any regulatory changes or other mitigation efforts taken by government agencies in response thereto; increased competition for deposits and related changes in deposit customer behavior; the impact of changes in market interest rates, whether due to continued elevated interest rates or potential reductions in interest rates and a resulting decline in net interest income; the persistence of the current inflationary pressures, or the resurgence of elevated levels of inflation, changes in market interest rates; the persistence of the current inflationary environment in our market areas and the United States; the uncertain impacts of ongoing quantitative tightening and current and future monetary policies of the Board of Governors of the Federal Reserve System; the effects of declines in housing prices in the United States and our market areas; increases in unemployment rates in the United States and our market areas; declines in commercial real estate values and prices; uncertainty regarding United States fiscal debt and budget matters; cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; severe weather, natural disasters, acts of war or terrorism, geopolitical instability or other external events; competition and market expansion opportunities; changes in non-interest expenditures or in the anticipated benefits of such expenditures; changes in tax laws; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learnings; potential increased regulatory requirements and costs related to the transition and physical impacts of climate change; and current or future litigation, regulatory examinations or other legal and/or regulatory actions. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For more information about these factors, please see our reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Assets
Cash and cash equivalents:
Cash and due from banks	$41,443	$37,443	$42,843
Interest-earning deposits with banks	106,391	19,149	172,850
Total cash and cash equivalents	147,834	56,592	215,693
Investments:
Debt securities at fair value (amortized cost of $749,561, $763,981 and $923,485, respectively)	643,924	661,113	825,520
Equity securities at fair value	8,102	7,058	5,375
Total investment securities at fair value	652,026	668,171	830,895
Federal Home Loan Bank stock	2,482	2,402	2,343
Loans held for sale	400	200	362
Loans:
Total loans	3,654,322	3,567,631	3,230,156
Allowance for credit losses	(60,741)	(58,995)	(55,002)
Net loans	3,593,581	3,508,636	3,175,154
Premises and equipment, net	44,671	44,931	43,821
Lease right-of-use asset	24,645	24,820	24,751
Accrued interest receivable	20,501	19,233	18,540
Deferred income taxes, net	47,903	49,166	44,432
Bank-owned life insurance	65,878	65,455	64,463
Prepaid income taxes	5,771	1,589	3,636
Prepaid expenses and other assets	12,667	19,183	12,150
Goodwill	5,656	5,656	5,656
Total assets	$4,624,015	$4,466,034	$4,441,896
Liabilities and Shareholders' Equity
Liabilities
Deposits	$4,106,119	$3,977,521	$4,016,156
Borrowed funds	63,246	25,768	3,199
Subordinated debt	59,577	59,498	59,261
Lease liability	24,303	24,441	24,285
Accrued expenses and other liabilities	30,945	45,011	25,737
Accrued interest payable	6,386	4,678	1,940
Total liabilities	4,290,576	4,136,917	4,130,578
Commitments and Contingencies
Shareholders' Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized; 12,376,562, 12,272,674 and 12,222,717 shares issued and outstanding, respectively	124	123	122
Additional paid-in capital	108,246	107,377	104,621
Retained earnings	306,943	301,380	282,534
Accumulated other comprehensive loss	(81,874)	(79,763)	(75,959)
Total shareholders' equity	333,439	329,117	311,318
Total liabilities and shareholders' equity	$4,624,015	$4,466,034	$4,441,896

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended
(Dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Interest and dividend income:
Other interest-earning assets	$1,172	$2,350	$2,208
Investment securities	4,034	4,219	5,073
Loans and loans held for sale	48,817	46,680	39,556
Total interest and dividend income	54,023	53,249	46,837
Interest expense:
Deposits	17,272	15,821	5,987
Borrowed funds	694	43	12
Subordinated debt	867	867	867
Total interest expense	18,833	16,731	6,866
Net interest income	35,190	36,518	39,971
Provision for credit losses	622	2,493	2,736
Net interest income after provision for credit losses	34,568	34,025	37,235
Non-interest income:
Wealth management fees	1,850	1,797	1,587
Deposit and interchange fees	2,069	2,145	2,048
Income on bank-owned life insurance, net	458	314	307
Net gains on sales of loans	22	—	14
Gains (losses) on equity securities	465	674	(16)
Other income	631	617	817
Total non-interest income	5,495	5,547	4,757
Non-interest expense:
Salaries and employee benefits	19,176	18,468	18,521
Occupancy and equipment expenses	2,459	2,283	2,501
Technology and telecommunications expenses	2,745	2,719	2,675
Advertising and public relations expenses	743	709	681
Audit, legal and other professional fees	734	788	640
Deposit insurance premiums	859	768	675
Supplies and postage expenses	237	245	255
Other operating expenses	1,955	2,244	2,092
Total non-interest expense	28,908	28,224	28,040
Income before income taxes	11,155	11,348	13,952
Provision for income taxes	2,648	3,441	3,184
Net income	$8,507	$7,907	$10,768

Basic earnings per common share	$0.69	$0.64	$0.89
Diluted earnings per common share	$0.69	$0.64	$0.88

Basic weighted average common shares outstanding	12,292,417	12,261,918	12,155,320
Diluted weighted average common shares outstanding	12,304,203	12,276,769	12,193,756

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

	At or for the three months ended
(Dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Balance Sheet Data
Total cash and cash equivalents	$147,834	$56,592	$225,421	$258,825	$215,693
Total investment securities at fair value	652,026	668,171	678,932	712,851	830,895
Total loans	3,654,322	3,567,631	3,404,014	3,345,667	3,230,156
Allowance for credit losses	(60,741)	(58,995)	(57,905)	(56,899)	(55,002)
Total assets	4,624,015	4,466,034	4,482,374	4,502,344	4,441,896
Total deposits	4,106,119	3,977,521	4,060,403	4,075,598	4,016,156
Borrowed funds	63,246	25,768	4,290	3,334	3,199
Subordinated debt	59,577	59,498	59,419	59,340	59,261
Total shareholders' equity	333,439	329,117	299,699	307,490	311,318
Total liabilities and shareholders' equity	4,624,015	4,466,034	4,482,374	4,502,344	4,441,896

Wealth Management
Wealth assets under management	$1,105,036	$1,077,761	$984,647	$1,009,386	$930,714
Wealth assets under administration	$268,074	$242,338	$211,046	$214,116	$206,569

Shareholders' Equity Ratios
Book value per common share	$26.94	$26.82	$24.45	$25.11	$25.47
Dividends paid per common share	$0.24	$0.23	$0.23	$0.23	$0.23

Regulatory Capital Ratios
Total capital to risk weighted assets	13.20%	13.12%	13.45%	13.37%	13.55%
Tier 1 capital to risk weighted assets(1)	10.43%	10.34%	10.61%	10.52%	10.64%
Tier 1 capital to average assets	8.85%	8.74%	8.59%	8.62%	8.47%

Credit Quality Data
Non-performing loans	$18,527	$11,414	$11,656	$7,647	$7,532
Non-performing loans to total loans	0.51%	0.32%	0.34%	0.23%	0.23%
Non-performing assets to total assets	0.40%	0.26%	0.26%	0.17%	0.17%
ACL for loans to total loans	1.66%	1.65%	1.70%	1.70%	1.70%
Net charge-offs (recoveries)	$122	$15	$(12)	$146	$(44)

Income Statement Data
Net interest income	$35,190	$36,518	$38,502	$38,093	$39,971
Provision for credit losses	622	2,493	1,752	2,268	2,736
Total non-interest income	5,495	5,547	4,486	2,819	4,757
Total non-interest expense	28,908	28,224	28,312	25,623	28,040
Income before income taxes	11,155	11,348	12,924	13,021	13,952
Provision for income taxes	2,648	3,441	3,225	3,337	3,184
Net income	$8,507	$7,907	$9,699	$9,684	$10,768

Income Statement Ratios
Diluted earnings per common share	$0.69	$0.64	$0.79	$0.79	$0.88
Return on average total assets	0.75%	0.69%	0.85%	0.88%	0.99%
Return on average shareholders' equity	10.47%	10.21%	12.53%	12.63%	14.67%
Net interest margin (tax-equivalent)(2)	3.20%	3.29%	3.46%	3.55%	3.76%
(1)Ratio also represents common equity tier 1 capital to risk weighted assets as of the periods presented.
(2)Tax-equivalent net interest margin is net interest income adjusted for the tax-equivalent effect associated with tax-exempt loan and investment income, expressed as a percentage of average interest-earning assets.

ENTERPRISE BANCORP, INC.
Consolidated Loan and Deposit Data
(unaudited)

Major classifications of loans at the dates indicated were as follows:

(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Commercial real estate	$2,159,594	$2,064,737	$2,032,458	$2,009,263	$1,929,544
Commercial and industrial	417,604	430,749	425,334	420,095	423,864
Commercial construction	583,711	585,113	501,179	487,018	456,735
Total commercial loans	3,160,909	3,080,599	2,958,971	2,916,376	2,810,143

Residential mortgages	400,093	393,142	362,514	346,523	335,834
Home equity loans and lines	85,144	85,375	74,433	74,374	75,809
Consumer	8,176	8,515	8,096	8,394	8,370
Total retail loans	493,413	487,032	445,043	429,291	420,013
Total loans	3,654,322	3,567,631	3,404,014	3,345,667	3,230,156

ACL for loans	(60,741)	(58,995)	(57,905)	(56,899)	(55,002)
Net loans	$3,593,581	$3,508,636	$3,346,109	$3,288,768	$3,175,154

Deposits are summarized as follows as of the periods indicated:

(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Non-interest checking	$1,050,608	$1,070,104	$1,130,732	$1,273,968	$1,247,253
Interest-bearing checking	730,819	697,632	727,817	701,701	641,194
Savings	273,369	285,770	290,363	310,321	297,790
Money market	1,469,181	1,402,939	1,434,036	1,373,816	1,454,858
CDs $250,000 or less	337,367	295,789	262,975	244,114	222,116
CDs greater than $250,000	244,775	225,287	214,480	171,678	152,945
Deposits	$4,106,119	$3,977,521	$4,060,403	$4,075,598	$4,016,156

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the periods indicated:

	Three months ended March 31, 2024			Three Months Ended December 31, 2023			Three months ended March 31, 2023
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Other interest-earning assets(2)	$86,078	$1,172	5.48%	$172,167	$2,350	5.42%	$198,741	$2,208	4.51%
Investment securities(3) (tax-equivalent)	763,692	4,157	2.18%	799,093	4,345	2.17%	937,382	5,300	2.26%
Loans and loans held for sale(4) (tax-equivalent)	3,608,157	48,960	5.46%	3,467,945	46,824	5.36%	3,200,842	39,679	5.02%
Total interest-earnings assets (tax-equivalent)	4,457,927	54,289	4.89%	4,439,205	53,519	4.79%	4,336,965	47,187	4.40%
Other assets	91,794			78,102			86,580
Total assets	$4,549,721			$4,517,307			$4,423,545

Liabilities and stockholders' equity:
Non-interest checking	$1,069,145	—		$1,155,307	—		$1,317,534	—
Interest checking, savings and money market	2,418,947	11,356	1.89%	2,427,089	10,786	1.76%	2,354,967	4,105	0.71%
CDs	549,097	5,916	4.33%	500,286	5,035	3.99%	337,361	1,882	2.26%
Total deposits	4,037,189	17,272	1.72%	4,082,682	15,821	1.54%	4,009,862	5,987	0.61%
Borrowed funds	63,627	694	4.38%	7,572	43	2.24%	3,206	12	1.57%
Subordinated debt(5)	59,530	867	5.82%	59,451	867	5.83%	59,213	867	5.85%
Total funding liabilities	4,160,346	18,833	1.82%	4,149,705	16,731	1.60%	4,072,281	6,866	0.68%
Other liabilities	62,500			60,376			53,665
Total liabilities	4,222,846			4,210,081			4,125,946
Stockholders' equity	326,875			307,226			297,599
Total liabilities and stockholders' equity	$4,549,721			$4,517,307			$4,423,545

Net interest-rate spread (tax-equivalent)			3.07%			3.19%			3.72%
Net interest income (tax-equivalent)		35,456			36,788			40,321
Net interest margin (tax-equivalent)			3.20%			3.29%			3.76%
Less tax-equivalent adjustment		266			270			350
Net interest income		$35,190			$36,518			$39,971
Net interest margin			3.17%			3.27%			3.73%
(1)Average yields and interest income are presented on a tax-equivalent basis, calculated using a U.S. federal income tax rate of 21% for each period presented, based on tax-equivalent adjustments associated with tax-exempt loans and investments interest income.
(2)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and FHLB stock.
(3)Average investment securities are presented at average amortized cost.
(4)Average loans and loans held for sale are presented at average amortized cost and include non-accrual loans.
(5)Subordinated debt is net of average deferred debt issuance costs.